UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

LinnCo, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35695	45-5166623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

On December 16, 2013, LinnCo, LLC, a Delaware limited liability company (“LinnCo”), and Linn Energy, LLC, a Delaware limited liability company (“LINN”), completed the previously-announced transactions contemplated by the Agreement and Plan of Merger, dated as of February 20, 2013, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 3, 2013, and Amendment No. 2 to Agreement and Plan of Merger, dated as of November 13, 2013 (as so amended, the “Merger Agreement”), by and among Berry Petroleum Company, a Delaware corporation (“Berry”), Bacchus HoldCo, Inc., a Delaware corporation and a direct wholly owned subsidiary of Berry (“HoldCo”), Bacchus Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (“Bacchus Merger Sub”), LinnCo, Linn Acquisition Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of LinnCo (“LinnCo Merger Sub”), and LINN. Pursuant to the terms of the Merger Agreement, (i) Bacchus Merger Sub was merged with and into Berry (the “HoldCo Merger”), with Berry continuing as the surviving corporation and as a direct wholly owned subsidiary of HoldCo; (ii) following the HoldCo Merger, Berry was converted from a Delaware corporation into a Delaware limited liability company (the “Conversion”); (iii) following the Conversion, HoldCo was merged with and into LinnCo Merger Sub (the “LinnCo Merger”), with LinnCo Merger Sub continuing as the surviving company; and (iv) following the LinnCo Merger, LinnCo contributed all of the outstanding equity interests in LinnCo Merger Sub to LINN (the “Contribution”) in exchange for the issuance to LinnCo (the “Issuance”) of newly issued units representing limited liability company interests in LINN (“LINN Units”).

The HoldCo Merger, the Conversion, the LinnCo Merger, the Contribution and the Issuance are collectively referred to herein as the “Transactions.”

Under the terms of the Merger Agreement, each outstanding share of Berry common stock was converted into one newly issued share of HoldCo common stock in the HoldCo Merger, and HoldCo stockholders have the right to receive, for each share of HoldCo common stock they owned, 1.68 newly issued LinnCo common shares in the LinnCo Merger.

Pursuant to the Merger Agreement, LinnCo will issue approximately 93 million LinnCo common shares to holders of Berry common stock.

LinnCo common shares will continue to trade on the Nasdaq Stock Market under the symbol “LNCO.” Following completion of the Transactions, Berry common stock will cease trading on the New York Stock Exchange.

The summary of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by LinnCo and LINN with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2013, and to the full text of Amendment No. 1 to Agreement and Plan of Merger, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by LinnCo and LINN with the SEC on November 4, 2013, both of which are incorporated herein by reference.

Contribution Agreement

On December 16, 2013, LinnCo and LINN completed the previously announced transactions contemplated by the Contribution Agreement, dated as of February 20, 2013, as amended by Amendment No. 1 to Contribution Agreement, dated as of November 3, 2013 (as amended, the “Contribution Agreement”). Pursuant to the terms of the Contribution Agreement, LINN issued approximately 93 million LINN Units in exchange for all of the outstanding equity interests in LinnCo Merger Sub. As a result of the transactions contemplated by the Contribution Agreement, LinnCo owns approximately 39% of the outstanding LINN Units.

The summary of the Contribution Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Contribution Agreement, which was filed as Exhibit 2.2 to the Current Report on Form 8-K filed by LinnCo and LINN with the SEC on February 21, 2013, and to the full text of Amendment No. 1 to Contribution Agreement, which was filed as Exhibit 2.2 to the Current Report on Form 8-K filed by LinnCo and LINN with the SEC on November 4, 2013, both of which are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

As reported in Item 5.07 below, LinnCo’s shareholders approved certain amendments to the limited liability company agreement of LinnCo that will continue to be in effect after the closing of the Transactions (including for purposes of any similar transactions in the future), including (1) to permit LinnCo to acquire more than one LINN unit for each LinnCo common share that it issues in connection with the Transactions, (2) to provide that the contribution by LinnCo to LINN of assets that LinnCo receives in such transactions shall not constitute a sale, exchange or other disposition of all or substantially all of LinnCo’s assets for purposes of the LinnCo shareholder approval requirement under the limited liability company agreement of LinnCo, and (3) to expand the purpose and nature of the business permitted to be conducted by LinnCo (collectively, the “Limited Liability Company Agreement Amendment”).

The summary of the Limited Liability Company Agreement Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Limited Liability Company Agreement Amendment, which was included as Annex C to Part I of the Registration Statement on Form S-4 filed by LinnCo and LINN with the SEC on February 21, 2013 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 16, 2013, in connection with the acquisition of Berry, the Board of Directors of LinnCo (the “Board of Directors”) increased its size from six members to seven members. Pursuant to the terms of the Merger Agreement, the Board of Directors elected Stephen J. Hadden to the Board of Directors.

Mr. Hadden has over 30 years of experience in the oil and gas industry, having served in various management roles for Texaco and Chevron-Texaco. More recently, Mr. Hadden was Executive Vice President of Worldwide Exploration and Production for Devon Energy Corporation. Mr. Hadden brings to the Board several decades of experience in the oil and gas industry, with particular expertise in the exploration and production side of the industry, which provides him with accumulated expertise in operational management, strategy and finance issues that are valuable to the Board of Directors. His experience as a senior executive enables him to contribute significant independent insights into LinnCo’s business and operations, and the economic environment and long-term strategic issues LinnCo faces.

In accordance with LinnCo’s Amended and Restated Limited Liability Company Agreement, he will serve as a director of LinnCo until his successor has been duly elected and qualified or until his earlier resignation or removal.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 3.03 of this Current Report is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

LinnCo held its annual meeting of shareholders on December 16, 2013. At that meeting, LinnCo shareholders voted on the matters set forth below:

Merger-Related Proposals

1.	Proposal to approve the issuance of LinnCo common shares to the stockholders of Berry, pursuant to the Merger Agreement, pursuant to which Berry stockholders will receive 1.68 LinnCo common shares for each share of Berry common stock that they own immediately prior to the Transactions.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,029,670	178,849	442,631	12,224,707

2.	Proposal to approve the Limited Liability Company Agreement Amendment (as defined above), that will be in effect only for purposes of the Transactions.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,975,610	183,247	492,293	12,224,707

3.	Proposal to approve the Limited Liability Company Agreement Amendment, that will continue to be in effect after the closing of the Transactions described in the joint proxy statement/prospectus (including for purposes of any similar transactions in the future).

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,910,145	215,736	525,269	12,224,707

LINN Pass-Through Proposals

In accordance with the limited liability company agreement of LinnCo, the board of directors of LinnCo is required to call an annual or special meeting for the purpose of submitting to a vote of the LinnCo common shareholders any matters submitted to LINN unitholders for a vote, to determine how LinnCo will vote its LINN Units on such proposals. As a result, LinnCo submitted to a vote of its common shareholders the following proposals at the LinnCo annual meeting:

4.	Proposal to approve the election of each of the six nominees for the LINN board of directors.

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
George A. Alcorn	17,582,919	1,068,231	12,224,707
David D. Dunlap	17,545,159	1,105,991	12,224,707
Mark E. Ellis	18,294,372	356,778	12,224,707
Michael C. Linn	18,264,434	386,716	12,224,707
Joseph P. McCoy	17,585,634	1,065,516	12,224,707
Jeffrey C. Swoveland	17,568,772	1,082,378	12,224,707

5.	Proposal to approve the ratification of the selection of KPMG LLP as independent public accountant for LINN for 2013.

Votes For	Votes Against	Abstentions
30,324,358	253,658	297,841

6.	Proposal to approve the issuance of LINN Units to LinnCo in exchange for the contribution of Berry to LINN pursuant to the transactions contemplated by the Merger Agreement and the Contribution Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,007,787	179,349	464,014	12,224,707

7.	Proposal to approve an amendment and restatement of the Linn Energy, LLC Amended and Restated Long-Term Incentive Plan (the “LTIP”), which increases the total number of LINN Units authorized to be issued under the LTIP from 12,200,000 units to 21,000,000 units.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,339,599	959,631	351,920	12,224,707

8.	Proposal to approve any adjournment of the LINN annual meeting, if necessary or appropriate, to solicit additional proxies in favor of all of the proposals voted on by the LINN unitholders at the LINN annual meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,700,447	481,493	693,917	0

General

9.	Proposal to approve the ratification of the selection of KPMG LLP as independent public accountant for LinnCo for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,321,524	253,354	300,979	0

10.	Proposal to approve any adjournment of the LinnCo annual meeting, if necessary or appropriate, to solicit additional proxies in favor of all of the foregoing proposals.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,691,764	524,118	659,975	0

Item 7.01 Regulation FD Disclosure.

On December 16, 2013, Berry, LinnCo and LINN issued a joint press release announcing the completion of the Transactions. The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

LinnCo intends to file the financial statements required by Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

LinnCo intends to file the financial statements required by Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits

Exhibit Number	Description

99.1	Joint press release, dated December 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINNCO, LLC

By:	/s/ Candice J. Wells

Candice J. Wells Vice President, General Counsel and Corporate Secretary

Date: December 18, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint press release, dated December 16, 2013